UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2014 (May 3, 2014)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4054

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2014, Adam K. Stern voluntary resigned as a member of the the Board of Directors (the “Board”) of LabStyle Innovations Corp. (the “Company”). Mr. Stern’s resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

On May 4, 2014, the Board appointed Prof. Steven A. Kaplan to serve as an independent director of the Company, to fill the vacancy on the Board created by the resignation of Mr. Stern. Prof. Kaplan shall hold office until the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his earlier death, incapacity, resignations or removal. The following is Prof. Kaplan’s biography:

Prof. Steven A. Kaplan. M.D. has been a director of our Company since May 4, 2014. Prof. Kaplan is is a world-renowned urologist and researcher, and co-founded numerous technology initiatives, including MediData Solutions (NASDAQ: MDSO), the largest clinical trials data management company. Since 2011, Prof. Kaplan has served as the E. Darracott Vaughan Professor of Urology and Chief of the Institute of Bladder and Prostate Health at Weill Cornell Medical College, and Director of the Iris Cantor Men’s Health Center at New York Presbyterian Hospital. Prof. Kaplan was the Given Foundation Professor of Urology, as well as Vice Chairman of the Department of Urology at Columbia University from 1998 to 2005. He also served as Administrator and Chief Financial Officer of that department. He has published more than 850 articles and 140 abstracts, and has made over 275 presentations in more than 35 countries. Dr. Kaplan is a member of more than 30 professional organizations and holds several leadership positions at both The New York Presbyterian Hospital and the American Urologic Association. He has been awarded five NIH (National Institutes of Health) grants. He was awarded the John K. Lattimer Award for Lifetime Achievement in Urology by the National Kidney Foundation. Prof. Kaplan received a BS in biochemistry from CUNY - Brooklyn College in 1978 and graduated from Mount Sinai School of Medicine in 1982.

Item 7.01	Regulation FD Disclosure

On May 8, 2014, the Company first made available a proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders to be held on June 9, 2014. The Company does not have securities registered pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Act”) and therefore is not subject to the filing requirements related to proxy statements under Section 14 of the Act.

The information in this Item 7.01 and in the related exhibit to this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Act, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and in exhibits hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders to be held on June 9, 2014

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the performance of the Company’s new director as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2014	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Gadi Levin
Name: Gadi Levin Title: Chief Financial Officer, Treasurer and Secretary